                             GRASSANO ACCOUNTING, PA
              Certified Public Accountants and Business Consultants
                      900 NORTH FEDERAL HIGHWAY, SUITE 160
                            BOCA RATON, FLORIDA 33432
                                  561-395-0330
                                FAX 561-395-2081

                     CONSENT OF CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the use of our audit report of Abazias, Inc. (formerly known as Hunno Technologies, Inc.) for the years ended December 31, 2000 and
2001, dated May 6, 2003 in the Form S-8 of Abazias, Inc., dated September 10,
2003.

                                                   /s/ Grassano Accounting, P.A.

Boca Raton, Florida

Date:  October 13, 2003
consents/361